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                                                                    Exhibit 10.2

                                                                  Execution Copy
                                                                  --------------

                               PURCHASE AGREEMENT

                                  dated as of

                                October 29, 2001

                                     among

                          COMPAQ COMPUTER CORPORATION,

                                   CMGI, INC.

                                      and

                               B2E SOLUTIONS, LLC

                       relating to the purchase and sale

                                       of

                                34,490,140 UNITS

                                       of

                               B2E SOLUTIONS, LLC
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                               PURCHASE AGREEMENT


     AGREEMENT dated as of October 29, 2001 between Compaq Computer Corporation, a Delaware corporation ("BUYER"), CMGI, Inc., a Delaware corporation ("SELLER"), and B2E Solutions, LLC, a Delaware limited liability company (the "COMPANY").

                             W I T N E S S E T H :

     WHEREAS, Buyer and Seller are the sole members of the Company;

     WHEREAS, Buyer and Seller, together with NaviSite, Inc., a Delaware corporation, and AltaVista Company, a Delaware Corporation, Compaq Financial Services Corporation, a Delaware corporation, Compaq Financial Services Company, an unlimited liability company having a share capital formed under the laws of Ireland, and Compaq Financial Services Canada Corporation, a corporation incorporated under the Nova Scotia Business Corporation Act, have entered into a transaction agreement dated as of October 29, 2001 (the "TRANSACTION AGREEMENT");

     WHEREAS, Seller has agreed to sell and Buyer has agreed to purchase membership interests in the Company consisting of 34,490,140 Units (the "UNITS"), on the terms and subject to the conditions set forth herein and in the Transaction Agreement.

     The parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.01. Definitions. Capitalized terms used herein without definition have the meanings assigned to such terms in the Transaction Agreement. The following term, as used herein, have the following meaning:

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

     "LLC AGREEMENT" shall mean the Limited Liability Company Agreement of the Company dated as of June 9, 2000 by and between CPCG Holdings, Inc., a Delaware corporation ("CPCG HOLDINGS"), and Seller.

     "MEMBER" means each Member of the Company, as defined in the LLC Agreement.

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     "SECURITYHOLDERS AGREEMENT" shall mean the Securityholders Agreement dated as of June 8, 2000, as amended by Amendment No. 1 thereto effective as of November 15, 2000, by and among the Company, Buyer, CPCG Holdings, Inc. and Seller.

                                   ARTICLE 2

                               Purchase And Sale

     Section 2.01. Purchase And Sale. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from such Seller, the Units (the "PURCHASE"). In consideration for the Units and for Seller's consummation of the other transactions set forth in
Section 2.01 of the Transaction Agreement (the "CMGI DEBT RESTRUCTURING"), at the Closing, Buyer shall deliver to Seller the Notes for cancellation thereof (together with any accrued and unpaid interest thereon), as provided herein and in the Transaction Agreement.

     Section 2.02. Conditions; Closing. The respective obligations of Buyer and Seller to consummate the Purchase are subject to (i) the satisfaction of the conditions to the performance of such party's obligations under the Transaction Agreement and the simultaneous consummation of the CMGI Debt Restructuring and
(ii) the accuracy of the representations and warranties of the other party hereunder. The closing (the "CLOSING") of the purchase and sale of the Units hereunder, concurrently with the retirement of the Notes and the consummation of the other transactions comprising the CMGI Debt Restructuring, shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York as soon as possible, but in no event later than 10 business days after satisfaction of the conditions set forth above, or at such other time or place as Buyer and Sellers may agree. At the Closing,

          (a) Buyer shall be and become the record and beneficial owner of the Units and Seller shall cease to be a Member of the Company as provided in the LLC Agreement and in Section 18-702 of the Delaware Limited Liability Company Act, 6 Del. C. (S)(S)18-101 et seq.; and

          (b) the Securityholders Agreement shall terminate and be of no further force and effect and the parties shall have no further rights or obligations thereunder including, without limitation, the Company shall have no rights to the intangible assets set forth on Schedule II of the Securityholders Agreement.

     Section 2.03. Waiver of Transfer Restrictions. In furtherance of the foregoing, each of Buyer, Seller and the Company hereby waives the application of Section 3.9 of the LLC Agreement and Sections 3.1(a) and (b), 3.2 and 3.3 of the Securityholders Agreement to the extent necessary to permit the consummation of the transactions contemplated hereby.

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                                   ARTICLE 3

                    Representations And Warranties Of Seller

     Seller represents and warrants to Buyer as of the date hereof and as of the Closing that:

     Section 3.01. Corporate Existence And Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, permits, consents and approvals would not reasonably be expected to materially impair the ability of Seller to enter into this Agreement or to consummate the transactions contemplated hereby. Seller has heretofore made available to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller as currently in effect.

     Section 3.02. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement are within Seller's corporate powers and have been duly authorized by all necessary corporate and stockholder action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller.

     Section 3.03. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, or official.

     Section 3.04. Noncontravention. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller, (ii) violate any applicable, material law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller to a loss of any material benefit to which Seller is entitled under any provision of any agreement or other instrument binding upon Seller.

     Section 3.05. Ownership Of Units. Seller is the record and beneficial owner of the Units, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Units), other than the transfer restrictions set forth in and waived pursuant to Section 2.03 of this Agreement, and will transfer and deliver to Buyer at the Closing valid title to the Units, free and clear of any Lien and any such limitation or restriction.

     Section 3.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller threatened against or

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affecting, Seller or the Company or any of their respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 3.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from either Buyer or the Company in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 4

                    Representations And Warranties Of Buyer

     Buyer represents and warrants to Seller and the Company as of the date hereof that:

     Section 4.01. Corporate Existence And Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, permits, consents and approvals would not reasonably be expected to materially impair the ability of Buyer to enter into this Agreement or to consummate the transactions contemplated hereby.

     Section 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

     Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no material action by or in respect of, or material filing with, any governmental body, agency or official.

     Section 4.04. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) violate any applicable, material law, rule, regulation, judgment, injunction, order or decree, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer to a loss of any benefit to which Buyer is entitled under any provision of any material agreement or other instrument binding upon Buyer.

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     Section 4.05.  Litigation.  There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer or the Company or any of their respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     Section 4.06. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from either Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5

                                 Miscellaneous

     Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Buyer, to:

           Compaq Computer Corporation
           40 Old Bolton Road
           Stow, MA 01175-1229
           Attention:  Paul Henrion, Esq.
           Fax:  (978) 496-9042

           with a copy to:

                 Davis Polk & Wardwell
                 450 Lexington Avenue
                 New York, New York  10017
                 Attention:  Christopher Mayer, Esq.
                 Fax:  (212) 450-4800

     if to Seller, to:

           CMGI, Inc.
           100 Brickstone Square
           Andover, MA 01810
           Attention:  General Counsel
           Fax:  (978) 684-3601

           with a copy to:

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                 Hale and Dorr LLP
                 60 State Street
                 Boston, MA 02109
                 Attention:  Mark Borden, Esq.
                 Fax:  (617) 526-5000

     if to the Company, to:

           B2E Solutions, LLC
           Chasewood Technology Park
           20333 SH 249 Suite 220
           Houston, TX  77070
           Attention:  General Counsel
           Fax:  (281) 518-1396

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 5.02. Best Efforts. Subject to the terms and conditions of this Agreement, Buyer, Seller, and the Company will use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of Seller, Buyer, and the Company agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     Section 5.03. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing.

     Section 5.04. Amendments And Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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     Section 5.05.  Termination.  (a)  This Agreement may only be terminated at any time prior to the Closing (i) by mutual written agreement of Seller, Buyer and the Company or (ii) by either Seller or Buyer if the Transaction Agreement shall have been terminated pursuant to its terms. The party desiring to terminate this Agreement shall give notice of such termination to the other parties.

     (b) If this Agreement is terminated as permitted by Section 5.05(a), termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, failure to perform a covenant of this Agreement or breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach.

     Section 5.06. Successors And Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign its rights and obligations contained herein relating to the purchase of the Units to a Affiliate of Buyer.

     Section 5.07. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 5.08. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as

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provided in Section 5.01 shall be deemed effective service of process on such party.

     Section 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 5.10. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 5.11. Entire Agreement. This Agreement together with the Transaction Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any party hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     COMPAQ COMPUTER CORPORATION

                                     By: /s/ Ben Wells
                                         ---------------------------------
                                         Name:  Ben Wells
                                         Title: VP, Corporate Treasurer



                                     CMGI, INC.

                                     By: /s/ George A. McMillan
                                         ---------------------------------
                                         Name:  George A. McMillan
                                         Title: CFO



                                     B2E SOLUTIONS, LLC

                                     By: /s/ Mia Shernoff
                                         ---------------------------------
                                         Name:  Mia Shernoff
                                         Title: Chief Executive Officer

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